Exhibit 10.1

Execution Copy

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (this “Agreement”) dated as of November 1, 2006, is made by and among HSBC Automotive Trust (USA) 2006-3, as issuer (the “Issuer”), The Bank of New York Trust Company, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) under the Indenture referred to below, and HSBC Bank USA, National Association, as administrator and as bank (“HSBC” and, in its capacity as Administrator, the “Administrator”, and in its capacity as bank, the “Bank”).  Capitalized terms used but not defined herein shall have the meaning assigned (including by reference therein) in the Indenture dated as of November 1, 2006 (the “Indenture”) among the Issuer, HSBC, as administrator, and the Indenture Trustee.  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.              Establishment of Deposit Accounts.  The Bank hereby confirms and agrees that:

(a)   The Bank has established account numbers 10-879781 (the “Collection Account”) and 10-879782 (the “Reserve Account”) in the name “HSBC Bank USA, National Association, as Administrator on behalf of The Bank of New York Trust Company, N.A., as Indenture Trustee, in trust for the registered holders of HSBC Automotive Trust (USA) 2006-3 Notes” (such accounts and any successor accounts thereof, the “Deposit Accounts”) designated as the “Collection Account” and the “Reserve Account”, respectively, pursuant to the Indenture.  Except as provided in Section 12 hereof, the Bank shall not change the name, account number or designation of the Deposit Accounts without the prior written consent of the Indenture Trustee and without prior written notice to the Servicer, which notice shall state the proposed effective date of any such change;

(b)   The Bank is an organization engaged in the business of banking and is acting in such capacity in maintaining the Deposit Accounts and acting as Bank hereunder;

(c)   Each Deposit Account has been established and will be maintained as a “deposit account”(as defined in Section 9-102(29) of the UCC) and is not evidenced by an “instrument” (as defined in Section 9-102(47) of the UCC);

(d)   The Indenture Trustee is the Bank’s sole “customer” (within the meaning of Section 9-104 of the UCC) with respect to the Deposit Accounts;

(e)   All cash and money delivered to the Bank pursuant to the Indenture will be promptly credited to the Deposit Accounts in accordance with the terms of the Basic Documents; and

(f)    The Bank’s “jurisdiction” (within the meaning of Section 9-304 of the UCC) is the State of New York.

Section 2.              Indenture Trustee’s Directions.  Notwithstanding anything to the contrary and for the avoidance of doubt, if at any time the Bank shall receive any instructions originated by the Indenture Trustee directing the disposition of funds in the Deposit Accounts, the Bank shall comply with such instructions without further consent by the Issuer or any other Person.  The parties hereto acknowledge that the Administrator may give instructions to the

Bank directing the disposition of funds in the Deposit Accounts pursuant to the Indenture.  In the event of a conflict between the instructions originated by the Indenture Trustee and the instructions originated by the Administrator directing the disposition of funds in the Deposit Accounts, the instructions of the Indenture Trustee shall prevail.

Section 3.              Subordination of Liens; Waiver of Set-Off.  In the event that the Bank has or subsequently obtains by agreement, by operation of law or otherwise, a security interest or other rights in the Deposit Accounts or any monies credited thereto, the Bank hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee.  The monies deposited in the Deposit Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Bank may set off (i) all amounts due to the Bank in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Accounts and (ii) the face amount of any checks which have been credited to the Deposit Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4.              Governing Law.  Both this Agreement and the Deposit Accounts shall be governed by the laws of the State of New York applicable to agreements made and to be performed therein.  Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Bank’s jurisdiction (in accordance with Section 9-304(b) of the UCC), and the Deposit Accounts shall be governed by the laws of the State of New York.

Section 5.              Conflict with Other Agreements; Amendments.

(a)   In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into regarding the Deposit Accounts, the terms of this Agreement shall prevail.

(b)   No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.  This Agreement may not be amended without satisfaction of the Rating Agency Condition.

(c)   The Bank, strictly in such capacity, hereby confirms and agrees that it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Indenture Trustee or any other Person purporting to limit or condition the obligation of the Bank to comply with the Indenture Trustee’s directions or instructions with respect to the Deposit Accounts.

Section 6.              Adverse Claims.  Except for the claims and interest of the Indenture Trustee and the Issuer in the Deposit Accounts, the Bank does not know or have notice of any claim to, or interest in, the Deposit Accounts.  If the Bank obtains actual knowledge of any Person asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Accounts, the Bank will promptly notify the Indenture Trustee and the Issuer thereof.

Section 7.              Maintenance of Deposit Accounts.  The Bank will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Accounts simultaneously to the Indenture Trustee, the Servicer and the Issuer at the addresses set forth in Section 11 of this Agreement.

Section 8.              Representations, Warranties and Covenants of the Bank.  The Bank hereby makes the following representations, warranties and covenants:

(a)   the Deposit Accounts have been established as set forth in Section 1 above, and the Deposit Accounts will be maintained in the manner set forth herein until termination of this Agreement; and

(b)   this Agreement is the valid and legally binding obligation of the Bank.

Section 9.              Exculpatory Provisions; Indemnification of Bank.  The Issuer and the Indenture Trustee hereby agree that the Bank is released from any and all liabilities to the Issuer and the Indenture Trustee arising from the terms of this Agreement and the compliance of the Bank with the terms hereof, except to the extent that such liabilities arise from the Bank’s willful misconduct, negligence or bad faith.  The Issuer and its successors and assigns shall at all times indemnify and save harmless the Bank from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Bank with the terms hereof, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, except to the extent that such arises from the Bank’s willful misconduct, negligence or bad faith.  This Section 9 shall survive the termination of this Agreement.

Section 10.            Successors; Assignment.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors who obtain such rights solely by operation of law.  In the case of an assignment of this Agreement, notice shall be provided to the Rating Agencies.

Section 11.            Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Issuer:

HSBC Automotive Trust (USA) 2006-3
c/o U.S. Bank Trust National Association
209 South LaSalle Street, Suite 300
Chicago, Illinois 60604
Attention: Corporate Trust Services, HSBC Automotive Trust (USA)
2006-3
Telephone Number: (312) 325-8902
Facsimile: (312) 325-8905

Indenture Trustee:

The Bank of New York Trust Company, N.A.
2 North LaSalle Street
Chicago, Illinois 60602
Attention: Structured Finance, HSBC Automotive Trust (USA) 2006-3
Telephone Number: (312) 827-8500
Facsimile:  (312) 827-8562

Bank:	HSBC Bank USA, National Association 452 Fifth Avenue New York, New York 10018 Attention: Corporate Trust Telephone Number: (212) 525-1367 Facsimile: (212) 525-1300

Servicer:	HSBC Finance Corporation 2700 Sanders Road Prospect Heights, Illinois 60070 Attention: Treasurer Telephone Number: (847) 564-5000 Facsimile: (847) 205-7538

Any party may change his address for notices in the manner set forth above.

Section 12.            Termination.  The obligations of the Bank to the Indenture Trustee pursuant to this Agreement shall continue in effect until the security interest of the Indenture Trustee in the Deposit Accounts has been terminated pursuant to the terms of the Indenture and the Indenture Trustee has notified the Bank of such termination in writing.

Section 13.            Limited Recourse.  Notwithstanding any other provision contained herein or in any of the Basic Documents, the liability of the Issuer to the Indenture Trustee and the Bank hereunder is limited in recourse to the Series Trust Estate and to the extent the proceeds of the Series Trust Estate, when applied in accordance with Section 4.04 of the Series Supplement, dated as of November 1, 2006, among HSBC Finance Corporation, as Servicer, the Issuer, HSBC Auto Receivables Corporation, as seller, the Indenture Trustee, the Owner Trustee and the Administrator, are insufficient to meet the obligations of the Issuer hereunder in full, the Issuer shall have no further liability in respect of any such outstanding obligations which shall thereupon extinguish and shall not thereafter revive.

Section 14.            Non-Petition.  Notwithstanding any other provision of this Agreement, neither the Indenture Trustee nor the Bank, in its capacity as Bank hereunder, may, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws.

Section 15.            Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 16.            Headings.  The headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 17.            Owner Trustee Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Agreement or any related documents.

Section 18.            Waiver of Jury Trial.  Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby.

IN WITNESS WHEREOF the parties have caused this Deposit Account Control Agreement to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.

HSBC AUTOMOTIVE TRUST (USA) 2006-3,
as Issuer

By:	U.S. BANK TRUST NATIONAL
ASSOCIATION,
not in its individual capacity but
solely as Owner Trustee

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity, but solely as Administrator

By:	/s/ Fernando Acebedo
Name: Fernando Acebedo
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity, but solely as Bank

By:	/s/ Fernando Acebedo
Name: Fernando Acebedo
Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Cindi Garcia as Trustee
Name: Cindi Garcia
Title: Trust Officer